Exhibit 99.1

FORIMMEDIATERELEASE:	FOR FURTHER INFORMATION CONTACT:

Karen Gross, Vice President and Corporate Secretary
(303) 573-1660

ROYAL GOLD REPORTS RECORD REVENUES
AND FREE CASH FLOW* IN THIRD QUARTER OF FISCAL 2008

▪	Revenue increases 74% on quarter-over-quarter basis
▪	Free cash flow increases 96% on quarter-over-quarter basis
▪	First full quarter revenue from Williams, El Limon, and Don Mario royalties

DENVER, COLORADO. MAY 1, 2008: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL), the leading precious metals royalty company, today announced fiscal third quarter 2008 royalty revenue of $19.5 million compared with royalty revenue of $11.2 million for the third fiscal quarter of 2007. Net income for the period was $7.4 million compared with net income of $3.4 million for the third quarter of fiscal 2007. Net income available to common stockholders for the period was reduced by payment of preferred dividends and a non-cash preferred share conversion adjustment totaling $3.6 million or $0.12 per basic share. This resulted in net income available to common stockholders for the period of $3.8 million or $0.12 per basic share, compared to $3.4 million, or $0.14 per basic share for the third quarter of fiscal 2007.

During the quarter ended March 31, 2008, the Company converted all of its 7.25% mandatory convertible preferred stock into 3.9 million shares of common stock. There will be no additional financial adjustments relating to the preferred shares.

___________
* The Company defines free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and impairment of mining assets, if any, less minority interest in income from consolidated subsidiary (see, Schedule A).

Higher revenues for the quarter were largely driven by increased production at Leeville and the Pipeline Mining Complex, and new production from Taparko, Williams, Don Mario, El Limon, and El Chanate, in addition to higher year-over-year metal prices. For the quarter, we received about 80% of our revenue from precious metals.

Royalty revenue for the nine-month period ended March 31, 2008, was $47.7 million compared with $34.0 million for the comparable period ended March 31, 2007. Net income for the nine-month period was $18.2 million compared with net income of $14.0 million for the period ended March 31, 2007. Net income available to common stockholders for the period was reduced by payment of preferred dividends and a non-cash preferred share conversion adjustment totaling $4.8 million, or $0.16 per basic share. This resulted in net income available to common stockholders for the period of $13.5 million, or $0.45 per basic share, compared to $14.0 million per basic share for the nine-month period ended March 31, 2007.

Free cash flow for fiscal third quarter 2008 was approximately $16.3 million, totaling 83% of revenue. This compares to free cash flow for the third quarter of fiscal 2007 of approximately $8.3 million, or 74% of revenues. For the fiscal 2008 nine-month period, free cash flow was $37.5 million totaling 79% of revenue, compared with $26.6 million or 78% of revenue for the prior nine-month period.

As of March 31, 2008, the Company had a working capital surplus of approximately $191.0 million. Current assets were $199.9 million (including $183.8 million in cash), compared to current liabilities of $8.9 million resulting in a current ratio of 22 to 1.

“We are pleased that our financials are beginning to reflect the significant growth we have experienced in our royalty portfolio over the past 18 months,” said Tony Jensen, President and CEO. “During the quarter, we saw strong production from most of our core producing royalty properties, along with an increasing ramp up at Taparko and a full quarter of production from the producing royalty properties we acquired in the Battle Mountain acquisition. This enhanced production, coupled with a higher average gold price, resulted in outstanding results for the quarter. We look forward to additional new royalty revenue sources this calendar year when the Dolores, Peñasquito and Benso mines are scheduled to come on stream.”

PROPERTY HIGHLIGHTS

Production and revenue for each of the Company’s active royalty interests is shown in Table 1. For more detailed information about each of our royalty properties, please refer to the Company’s most recent Annual Report on Form 10-K or our website, located at www.royalgold.com.

OTHER DEVELOPMENTS

Closing of the AngloGold Royalty Transaction

On February 22, 2008, the Company completed the acquisition of three royalties from AngloGold Ashanti (USA) Exploration Inc., a wholly-owned subsidiary of AngloGold Ashanti North America for $13.75 million. The acquisition included a 2.0% net smelter return (“NSR”) royalty on the Marigold mine, located on the Battle Mountain-Eureka trend in Nevada, and operated by Goldcorp, Inc. This royalty should begin producing revenue in calendar 2010 when mining operations move onto the Company’s royalty area. The other two royalties are in production and consist of a 2.0-4.0% sliding-scale NSR royalty and a 10.0% net profits interest (“NPI”) royalty on the El Chanate mine, located in Sonora, Mexico, and operated by Capital Gold, Inc. The sliding-scale NSR royalty is capped at $17.0 million and the 10.0% NPI royalty is capped at $1.0 million.

Capital Structure

On March 10, 2008, the Company converted all of its 7.25% mandatory convertible preferred stock into 3.9 million shares of Royal Gold common stock. Also during the quarter, the Company repurchased approximately 197,000 shares of its common stock at a purchase price of approximately $5.5 million under a previously announced share repurchase program which ended on March 31, 2008.

ROYALTY DEFINITIONS

The Company’s royalty portfolio contains several different types of royalties which are defined as follows:

Royalty - the right to receive a percentage or other denomination of mineral production from a resource extraction operation.

Gross Smelter Return (“GSR”) Royalty - a defined percentage of the gross revenue from a resource extraction operation, less, if applicable, certain contract-defined costs paid by or charged to the operator.

Net Smelter Return (“NSR”) Royalty - a defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of incidental transportation, insurance, refining and smelting costs.

Net Value Royalty (“NVR”) - a defined percentage of the gross revenue from a resource extraction operation, less certain contract-defined transportation costs, milling costs and taxes.

Net Profits Interest Royalty (“NPI”) - a defined percentage of the gross revenue from a resource extraction operation, after recovery of certain contract-defined pre-production costs, and after deduction of certain contract-defined mining, milling, processing, transportation, administrative, marketing and other costs.

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metals royalty interests. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s web page is located at www.royalgold.com.

Note: Management’s conference call reviewing the third quarter of fiscal 2008 will be held today at 10:00 a.m. Mountain Time (noon Eastern Time) and will available by calling (800) 603-2779 or (706) 634-7230, access #43400843. The call will be simultaneously broadcast on the Company’s web site at www.royalgold.com under the “Presentations” section. A replay of this web cast will be available on the Company’s web site approximately two hours after the call ends.
_______________________
Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements regarding significant growth in the Company’s royalty portfolio, continued strength in the price of gold, strong production from some of our core producing royalty properties, increased ramp up and enhanced production at Taparko, new royalty revenue from Dolores, Peñasquito and Benso, and timing of when Dolores, Peñasquito and Benso come on stream. Factors that could cause actual results to differ materially from projections include, among others, precious metals prices, performance of and production at our royalty properties, decisions and activities of the operators of our royalty properties, unanticipated grade, geological, metallurgical, processing or other problems the operators of the mining properties may encounter, changes in project parameters as plans continue to be refined, results of current or planned exploration activities, management’s ability to increase our cash flow, revenues and margins, and economic and market conditions, as well as other factors described elsewhere in this press release and in our Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  Like any royalty on a non-producing or not yet in development project, our royalties on development projects are subject to certain risks, such as the ability of the operators to bring the projects into production and operate in accordance with their feasibility studies and the ability of Royal Gold to make accurate assumptions regarding valuation and timing and amount of royalty payments.  In addition, many of our royalty interests are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.

*Free Cash Flow: The Company discloses information on free cash flow and free cash flow as a percentage of revenues in its reporting. The Company defines free cash flow as operating income plus depreciation, depletion and amortization, non-cash charges, and any impairment of mining assets less minority interest in income of consolidated subsidiary. While we believe free cash flow is a useful measure of the Company’s performance, we also want to advise that this is not a measure recognized by generally accepted accounting principles. See Schedule A, attached to this press release.

TABLE 1
Review of Operations - Third Quarter Fiscal 2008

				QUARTER ENDED MARCH 31, 2008		QUARTER ENDED MARCH 31, 2007
PROPERTY	ROYALTY	OPERATOR	METAL	Royalty Revenue ($ Millions)	Reported Production[1]	Royalty Revenue ($ Millions)	Reported Production[1]
Pipeline	GSR1[2] GSR2 GSR3 NVR1	Barrick	Gold	6.1	117,000 oz.	4.9	111,000 oz.
Robinson[3]	3.0% NSR	Quadra	Gold Copper	4.4	32,000 oz. 38.9M lbs.	2.7	31,000 oz. 40.5M lbs.
Goldstrike (SJ Claims)	0.9% NSR	Barrick	Gold	1.2	145,000 oz.	1.6	279,000 oz.
Leeville	1.8% NSR	Newmont	Gold	1.9	114,000 oz.	0.621	49,000 oz.
Taparko	TB-GSR1[4] TB-GSR2	High River	Gold	3.1	14,000 oz.	__[5]	__[5]
Don Mario	3.0% NSR	Orvana	Gold	0.499	18,000 oz.	__[5]	__[5]
Mulatos	0.30-1.5% NSR (sliding-scale)	Alamos	Gold	0.449	32,000 oz.	0.266	27,000 oz.
Troy	7.0% GSR	Revett	Silver Copper	0.747	204,000 oz. 2.0M lbs.	0.820	302,000 oz. 2.9M lbs.
Martha	2.0% NSR	Coeur d’Alene	Silver	0.281	836,000 oz.	0.180	700,000 oz.
Williams	0.72% NSR	Williams Operating Company	Gold	0.255	31,000 oz.	__[5]	__[5]
El Limon	3.0% NSR	Central Sun Mining	Gold	0.340	12,000 oz.	__[5]	__[5]
Bald Mountain	1.75-3.5% NSR (sliding-scale)	Barrick	Gold	0.119	7,000 oz.	0.110	13,000 oz.
El Chanate[6]	2.0-4.0% NSR (sliding-scale)	Capital Gold	Gold	0.152	9,000 oz.	___[5]	___[5]

[1]
Reported production relates to the amount of metal sales that are subject to our royalty interests for the quarters  ended  March 31, 2008 and March 31, 2007, as reported to us by the operators of the mines.

[2]	Royalty percentages: GSR1 - 0.40-5.0% (sliding-scale); GSR2 - 0.72-9.0% (sliding-scale); GSR3 - 0.71%; NVR1 - 0.39%.
[3]	Revenues consist of provisional payments for concentrates produced during the current period and final settlements for prior production periods.
[4]
Royalty percentages: TB-GSR1 - 15.0%; TB-GSR2 - 4.3% when the average monthly gold price ranges between  $385 and $430 per ounce. Outside of this range, the royalty rate is calculated by dividing the average monthly gold  price by 100 for gold prices above $430 per ounce, or by dividing the average monthly gold price by 90 for gold  prices below $385 per ounce (e.g., a $900 per ounce gold price results in a rate of 900/100 = 9.0%).

[5]	Receipt of royalty revenue commenced in FY2008.
[6]	El Chanate royalty was acquired in February 2008. Revenue for the quarter reflects revenue from the date of acquisition through the end of the quarter.

ROYAL GOLD, INC.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2008 (Unaudited)	June 30, 2007
Current assets
Cash and equivalents	$183,823	$82,842
Royalty receivables	15,677	12,470
Deferred tax assets	83	154
Prepaid expenses and other	329	217

Total current assets	199,912	95,683

Royalty interests in mineral properties, net	306,277	215,839
Restricted cash - compensating balance	15,750	15,750
Inventory - restricted	10,904	10,612
Note receivable - Battle Mountain Gold Exploration	-	14,494
Other assets	7,445	4,271
Total assets	$540,288	$356,649

Current liabilities
Accounts payable	$4,738	$2,342
Income taxes payable	187	5
Dividends payable	2,384	1,869
Other	1,649	472

Total current liabilities	8,958	4,688

Net deferred tax liabilities	25,017	5,911
Note payable	15,750	15,750
Other long-term liabilities	488	98
Total liabilities	50,213	26,447

Commitments and contingencies
Minority interest in subsidiary	11,119	11,121
Stockholders’ equity
Common stock, $0.01 par value, authorized 100,000,000 shares; and issued 34,347,705 and 28,892,980 shares, respectively	344	289
Additional paid-in capital	468,982	310,439
Accumulated other comprehensive income	176	458
Accumulated earnings	16,067	8,992
Less treasury stock, at cost (426,210 and 229,224 shares, respectively)	(6,613)	(1,097)

Total stockholders’ equity	478,956	319,081

Total liabilities and stockholders’ equity	$540,288	$356,649

ROYAL GOLD, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited, in thousands except share data)

	For The Three Months Ended
	March 31,	March 31,
	2008	2007
Royalty revenues	$19,516	$11,209

Costs and expenses
Costs of operations (exclusive of depreciation, depletion and amortization shown separately below)	1,046	712
General and administrative	1,981	1,565
Exploration and business development	817	679
Depreciation, depletion and amortization	5,925	2,562
Total costs and expenses	9,769	5,518

Operating income	9,747	5,691

Interest and other income	1,715	457
Interest and other expense	(330)	(670)
Income before income taxes	11,132	5,478

Current tax expense	(3,814)	(1,891)
Deferred tax benefit	242	205
Minority interest in income of consolidated subsidiary	(140)	(353)
Net income	$7,420	$3,439

Adjustments to comprehensive income
Unrealized loss in market value of available for sale securities, net of tax	(109)	(83)
Comprehensive income	$7,311	$3,356

Net income	$7,420	$3,439
Preferred stock dividends and deemed dividend	(3,584)	-
Net income available to common stockholders	$3,836	$3,439

Basic earnings per share	$0.12	$0.14

Basic weighted average shares outstanding	30,932,084	24,042,235

Diluted earnings per share	$0.12	$0.14

Diluted weighted average shares outstanding	31,213,663	24,318,738

ROYAL GOLD, INC.
Consolidated Statements of Operations and Comprehensive Income
(Unaudited, in thousands except share data)

	For The Nine Months Ended
	March 31,	March 31,
	2008	2007
Royalty revenues	$47,729	$33,993

Costs and expenses
Costs of operations (exclusive of depreciation, depletion and amortization shown separately below)	2,838	2,280
General and administrative	5,509	4,231
Exploration and business development	3,298	1,570
Depreciation, depletion, and amortization	11,933	5,751
Total costs and expenses	23,578	13,832

Operating income	24,151	20,161

Interest and other income	5,667	2,383
Interest and other expense	(1,492)	(802)
Income before income taxes	28,326	21,742

Current tax expense	(9,989)	(7,811)
Deferred tax benefit	1,143	1,167
Minority interest in income of consolidated subsidiary	(682)	(1,064)
Loss from equity investment	(550)	-
Net income	$18,248	$14,034

Adjustments to comprehensive income
Unrealized loss in market value of available for sale securities, net of tax	(282)	(194)
Comprehensive income	$17,966	$13,840

Net income	$18,248	$14,034
Preferred stock dividends and deemed dividend	(4,788)	-
Net income available to common stockholders	$13,460	$14,034

Basic earnings per share	$0.45	$0.59

Basic weighted average shares outstanding	29,808,962	23,653,946

Diluted earnings per share	$0.45	$0.59

Diluted weighted average shares outstanding	30,134,888	23,956,549

ROYAL GOLD, INC.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)
	For The Nine Months Ended
	March 31,	March 31,
	2008	2007
Cash flows from operating activities

Net income	$18,248	$14,034
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation, depletion and amortization	11,933	5,751
Deferred tax benefit	(1,143)	(1,167)
Non-cash employee stock compensation expense	2,145	1,725
Loss on available for sale securities	49	-
Interest income accrued for Battle Mountain note receivable	(713)	-
Tax benefit of stock-based compensation exercises	(507)	(97)
Changes in assets and liabilities:
Royalty receivables	(2,479)	(2,261)
Prepaid expenses and other assets	(2,199)	(270)
Accounts payable	3,010	2,646
Income taxes payable (receivable)	541	(1,001)
Accrued liabilities and other current liabilities	(151)	(198)
Other long-term liabilities	(20)	(20)

Net cash provided by operating activities	$28,714	$19,142

Cash flows from investing activities

Capital expenditures for property and equipment	$(12)	$(268)
Acquisition of royalty interests in mineral properties	(15,939)	(119,736)
Note Receivable - Battle Mountain Gold Exploration	-	(13,927)
Deferred acquisition costs	(63)	(375)
Restricted cash - compensating balance	-	(15,750)
Purchase of available for sale securities	-	(81)
Battle Mountain acquisition, net of cash acquired of $1,398,181	(2,933)	-

Net cash used in investing activities	$(18,947)	$(150,137)

Cash flows from financing activities:
Tax benefit of stock-based compensation exercises	$507	$97
Debt issuance costs	(27)	(461)
Revolving credit facility payable	-	60,000
Note payable	-	15,750
Common stock dividends	(5,869)	(4,142)
Preferred stock dividends	(2,802)	-
Gold loan payoff - Battle Mountain	(6,852)	-
Net proceeds from issuance of common stock	675	470
Net proceeds from issuance of preferred stock	111,098	-
Stock repurchase program	(5,516)	-

Net cash provided by financing activities	$91,214	$71,714

Net increase (decrease) in cash and equivalents	100,981	(59,281)

Cash and equivalents at beginning of period	82,842	78,449

Cash and equivalents at end of period	$183,823	$19,168

Supplemental cash flow information:
Non-cash financing activities:
Acquisition of royalty interest in mineral property (with common stock)	$-	$18,495
Conversion of preferred stock to common stock	$116,946	$-
Battle Mountain acquisition (with common stock)	$35,832	$-

SCHEDULE A

Non-GAAP Financial Measures

The Company computes and discloses free cash flow and free cash flow as a percentage of revenues. Free cash flow is a non-GAAP financial measure. Free cash flow is defined by the Company as operating income plus depreciation, depletion and amortization, non-cash charges, minority interest in income of consolidated subsidiary, and any impairment of mining assets. Management believes that free cash flow and free cash flow as a percentage of revenues are useful measures of performance of our royalty portfolio. Free cash flow identifies the cash generated in a given period that will be available to fund the Company’s future operations, growth opportunities, and shareholder dividends. Free cash flow, as defined, is most directly comparable to operating income in the Statements of Operations. Below is reconciliation to operating income:

	For the Three Months Ended		For the Nine Months Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
Operating income	$9,747	$5,691	$24,151	$20,161
Non-cash employee stock compensation	727	402	2,145	1,725
Minority interest in income of consolidated subsidiary	(140)	(353)	(682)	(1,064)
Depreciation, depletion and amortization	5,925	2,562	11,933	5,751
Free cash flow	$16,259	$8,302	$37,547	$26,573